UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-A

                          -----------------------------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           SIMON PROPERTY GROUP, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                                   04-6268599
(State of incorporation                                       (I.R.S. Employer
    or organization)                                         Identification No.)

                              National City Center
                    115 West Washington Street, Suite 15 East
                          Indianapolis, Indiana, 46204
                    (Address of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                           Name of each exchange on which
  to be so registered:                           each class is to be registered:

 6% Series I Convertible
Perpetual Preferred Stock                            New York Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-118247

     Securities to be registered pursuant to Section 12(g) of the Act: None.

     INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.
-------   --------------------------------------------------------

     A description of the 6% Series I Convertible Perpetual Preferred Stock (the "6% Convertible Preferred Stock") of the registrant to be registered hereunder is set forth in the section entitled "Description of Simon Capital Stock--Description of Simon 6% Convertible Preferred Stock" of the proxy statement/prospectus (the "Proxy Statement/Prospectus") included in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118247) that was filed with the Securities and Exchange Commission ("SEC") on September 9, 2004, which description is incorporated herein by reference. Such Proxy Statement/Prospectus may hereafter be amended or supplemented and filed as part of an amendment or supplement to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and any such amendment or supplement is hereby incorporated by reference.

Item 2.   Exhibits
-------   --------

     Pursuant to the instructions as to exhibits, the following exhibits are being filed herewith:

     (1) Proxy Statement/Prospectus of Simon Property Group, Inc. (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118247) filed on September 9, 2004).

     (2) Form of Certificate of Designations of the 6% Convertible Preferred Stock (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118247) filed on September 9, 2004).

     (3) Form of the 6% Convertible Preferred Stock Certificate (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118247) filed on September 9, 2004).

     (4) Restated Certificate of Incorporation of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 9, 1998).

     (5) Restated By-Laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on October 9, 1998).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 13, 2004


                                        SIMON PROPERTY GROUP, INC.

                                        By: /s/ James M. Barkley
                                            ------------------------------
                                            Name:  James M. Barkley
                                            Title: General Counsel